     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2000
                                                    REGISTRATION NO. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               UNIT CORPORATION
             (Exact name of registrant as specified in its charter)

                           1000 KENSINGTON TOWER I
                               7130 SOUTH LEWIS
                             TULSA, OKLAHOMA 74136
                                (918) 493-7700
     DELAWARE         (Name, address,including zip code,      73-1283193
  (State or other      and telephone number, including     (I.R.S. Employer
  jurisdiction of        area code, of Registrant's       Identification No.)
  incorporation or            principal executive
   organization)                    offices)

                  UNIT CORPORATION 2000 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN
                          (Full title of the a Plan)

                                MARK E. SCHELL
                               GENERAL COUNSEL
                               UNIT CORPORATION
       1000 KENSINGTON TOWER I, 7130 SOUTH LEWIS, TULSA, OKLAHOMA 74136
                               (918) 493-7700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:
                            LYNNWOOD R. MOORE, JR.
                              CONNER & WINTERS,
                          A PROFESSIONAL CORPORATION
                            3700 FIRST PLACE TOWER
                              15 EAST 5TH STREET
                          TULSA, OKLAHOMA 74103-4344
                                (918) 586-5711

                       CALCULATION OF REGISTRATION FEE

Title of each                     Proposed     Proposed maximum
  class of                    maximum offering     aggregate
securities to   Amount to be      price per         offering        Amount of
be registered    registered       share (1)          price      registration fee
-------------    ----------       ---------          -----      ----------------
Common Stock   195,000 shares      $12.625         $2,461,875        $649.94

Common Stock    15,000 shares      $12.1875        182,812.50          48.26
                                                                     -------
                                                                     $698.20
                                                                     =======
     (1) For purposes of determining the registration fee, the maximum per share and aggregate offering prices have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, as follows: (i) in the case of shares of common stock for which options have not been granted, on the basis of the average of high and low prices of the common stock reported on the New York Stock Exchange on May 24, 2000, and (ii) in the case of shares of common stock which may be purchased upon exercise of outstanding options, on the basis of the exercise price for such options.


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                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

          (c) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 (File No. 333-83551) and all amendments or reports filed for the purpose of updating such description.

     All other reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities being registered hereunder will be passed upon by Mark E. Schell, General Counsel and Secretary of the Registrant. At May 25, 2000, Mr. Schell was the beneficial owner of 73,358 shares of the Registrant's common stock and is a participant in various employee benefit plans offered to officers and employees of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 4 of the By-Laws of the Registrant provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of his position as a director, officer, or employee of the Registrant, to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate.


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In addition, a corporation has the power to purchase and maintain insurance for such persons. Article 4 of the By-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted to present and former directors, officers, employees and agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Nine of the Registrant's Charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

     . for a breach of the director's duty of loyalty to the Registrant or to its stockholders;

     . for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     . under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

     . for transactions from which the director derived an improper personal benefit.

     The Registrant has purchased directors and officers liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number         Description of Exhibits
               -----------------------

4.1 -- Form of Common Stock Certificate of Unit Corporation (incorporated herein by reference to Exhibit 4.1 to Form S-3 (file No. 333-83551).
4.2 -- Rights Agreement between the Company and Chemical Bank, Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Form 8-A filed with the SEC on May 23, 1995).
5    --  Opinion of Mark E. Schell, Tulsa, Oklahoma (filed herewith).
15   --  Letter of PricewaterhouseCoopers LLP regarding
     --  unaudited interim financial information (filed herewith).
23.1 -- Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith).
23.2 --  Consent of Mark E. Schell (included in Exhibit 5).
24.1 -- Power of Attorney (included on the signature page to this registration statement).
99   --  Unit Corporation 2000 Non-Employee Directors' Stock Option Plan

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the
                 Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated


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                 maximum offering range may be reflected in the form of a
                 prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 25, 2000.

                                      Unit Corporation

                                      By:  /s/ King P. Kirchner
                                           --------------------
                                           King P. Kirchner,
                                           Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark E. Schell and King P. Kirchner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 25,
2000.

                Name                                  Title

          /s/ King P. Kirchner               Chief Executive Officer
         -------------------------------     Chairman of the Board
         King P. Kirchner


          /s/ John G. Nikkel                 President and
         -------------------------------     Director
         John G. Nikkel


          /s/ Earle Lamborn                  Vice President and
         -------------------------------     Director
         Earle Lamborn

                                             Vice President, Treasurer
          /s/ Larry D. Pinkston              and Chief Financial Officer
         -------------------------------     (Principal Financial Officer)
         Larry D. Pinkston


                                             Controller
          /s/ Stanley W. Belitz              (Principal Accounting Officer)
         -------------------------------
         Stanley W. Belitz



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          /s/ William B. Morgan              Director
         -------------------------------
         William B. Morgan


          /s/ Don Cook                       Director
         -------------------------------
         Don Cook


          /s/ J. Michael Adcock              Director
         -------------------------------
         J. Michael Adcock


          /s/ John S. Zink                   Director
         -------------------------------
         John S. Zink


          /s/ John H. Williams               Director
         -------------------------------
         John H. Williams

































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                              INDEX TO EXHIBITS

Exhibit
Number                     Description of Exhibits
                           -----------------------

4.1    --  Form of Common Stock Certificate of Unit Corporation (incorporated herein by reference to Exhibit 4.1 to Form S-3 (file No. 333-83551).
4.2    --  Rights Agreement between the Company and Chemical Bank, Rights Agent
           (incorporated herein by reference to Exhibit 1 to the Company's Form 8-A filed with the SEC on May 23, 1995).
5      --  Opinion of Mark E. Schell, Tulsa, Oklahoma (filed herewith).
15     --  Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith).
23.1   --  Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith).
23.2   --  Consent of Mark E. Schell (included in Exhibit 5).
24.1   --  Power of Attorney (included on the signature page to this registration statement).
99     --  Unit Corporation 2000 Non-Employee Directors' Stock Option Plan


































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